EXHIBIT 23.2








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Techne Corporation on Form S-3 of our report dated August 19, 1998, appearing in the Annual Report on Form 10-K of Techne Corporation for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 28, 1998